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                                                                     EXHIBIT 2.1

                           MUTUAL RESCISSION AGREEMENT

         This Rescission Agreement ("Agreement") is made as of September 15, 2003 by SIMEX Technologies, Inc., a Delaware corporation ("SIMEX"), Probity Investigations, Inc., a Georgia corporation ("Probity") and the former shareholders of Probity (the "Probity Shareholders") (SIMEX, Probity and the Probity Shareholders, collectively the "Parties", and each a "Party").

                                    RECITALS

         This Agreement is made in contemplation of the following facts:

         A. The Parties entered into an Agreement to Exchange Stock dated as of May 20, 2003 (the "Exchange Agreement") whereby the Probity Shareholders exchanged all of their shares of capital in Probity (which consisted of all of the shares of capital stock of Probity) (the "Probity Shares") for that number of shares of common stock and Series B Preferred Stock of SIMEX as is listed on
Schedule 1.2 of the Exchange Agreement (the "Exchange").

         B. As a result of the Exchange, Probity became a wholly-owned subsidiary of SIMEX.

         C. Wooju Communications Co., Ltd. ("Wooju"), one of the Probity Shareholders, received shares of SIMEX Series A Preferred Stock in exchange for an account receivable Wooju had with Probity at the time of the Exchange. On or about August 4, 2003, Wooju converted its SIMEX Series A Preferred Stock into SIMEX common stock. SIMEX's common stock, Series A Preferred Stock and Series B Preferred Stock are collectively referred to herein as the "SIMEX Shares".

         D. The Parties have determined that it is in the best interest of the Parties to mutually rescind the Exchange Agreement and return the Parties to their respective positions prior to the Exchange.

         E. In consideration of the above recitals and the mutual benefits contained herein, the parties agree as follows:

         1. Rescission. The Exchange Agreement and all agreements entered into by and among the Parties in connection therewith (the "Original Agreements"), are hereby unconditionally rescinded ab initio and each of the Parties to this Agreement will be restored to the position it was in immediately before the Original Agreements were executed. Without limiting the foregoing, each of SIMEX and the Probity Shareholders represent and warrant that, as a result of this rescission, no interest in Probity was transferred to SIMEX nor was any interest in SIMEX transferred to any of the Probity Shareholders, whether by reason of the Exchange Agreement or otherwise, and SIMEX and the Probity Shareholders agree that they do not and shall not claim any right, title or interest in or to Probity or SIMEX, respectively, or their income or assets. Notwithstanding the foregoing the Promissory Notes in the original principal amount of $262,115.00 and $136,490.00, which matured on June 25, 2003 and are payable to the order of SIMEX by Kyros, LLC ("Kyros") and Remote Business Management, LLC ("RBM") (the "Promissory Notes") and the loans made to Kyros from SIMEX in the approximate amounts of


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$75,000.00, $20,000.00 and $11,000.00 (the "Loans") shall all remain in full force and effect and shall not be considered Original Agreements for any purpose in this Agreement, and nothing herein shall release Kyros, RBM or any other obligated party from their obligations under the Promissory Notes and/or the Loans.

         2. Stock Certificates. Upon execution of this Agreement, each of SIMEX and the Probity Shareholders shall surrender for cancellation, to the other, certificates representing the Probity Shares and the SIMEX Shares and agree to execute stock powers effecting same. If any of the stock certificates representing the Probity Shares or SIMEX Shares shall have been lost, stolen or destroyed, the Party claiming such certificate to be so lost, stolen or destroyed shall make an affidavit of that fact and post a bond or other collateral security in such reasonable amount as the other Party may direct as indemnity against any claim that may be made with respect to such certificate.

         3. No Assignment. Each of the parties to this Agreement represents and warrants that it has not assigned or transferred or purported to assign or transfer, voluntarily or involuntarily, or by operation of law, any matters released pursuant to this Agreement or any portion of it, any interest in the Original Agreements or any interest in the Probity Stock or SIMEX Stock. Each of the Parties further represents and warrants that none of the shares of the Probity Stock or SIMEX Stock is subject to any lien, claim, charge, encumbrance, pledge, security interest or claim of others.

         4. Section 16 Reports. Upon execution of this Agreement, each of the Probity Shareholders and any appropriate related parties shall amend any reports filed by them pursuant to Section 16 of the Securities Exchange Act of 1934 to reflect the return of their SIMEX Shares and options to SIMEX.

         5. State Filings. Upon execution of this Agreement, SIMEX and Probity shall file with the Secretary of State of Georgia and the Secretary of State of Delaware any documents necessary to effect this Agreement.

         6. Release by SIMEX. SIMEX, for itself and for any of its successors and assigns, releases and discharges Probity, each of the Probity Shareholders, and each of their respective successors and assigns, officers, directors and shareholders, from any and all claims, demands, damages, debts, liabilities, accounts, accounting, cause of action at law or in equity, known or unknown which SIMEX ever had, now has or in any was arises from or is related to the Original Agreements; provided that, SIMEX shall be entitled to indemnification from Probity for any actions brought against SIMEX by third parties related to or arising out of any omission or misrepresentation made by Probity in connection with the Original Agreements.

         8. Release by Probity and the Probity Shareholders. Probity and each of the Probity Shareholders, for themselves and for each of their assigns and successors, releases and discharges SIMEX and its respective successors and assigns, officers, directors and shareholders of and from any and all claims, demands, damages, debts, liabilities, accounts, accountings, causes of action at law or in equity, known or unknown, which Probity or any of the Probity Shareholders ever had, now has, or in the future may have against SIMEX, which in any way arises from or is related to the Original Agreements.


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         9. Indemnification. Probity and each of Probity Shareholders agrees to indemnify and hold SIMEX harmless from any loss, cost, damage, expense (including attorney fees) or any liability therefore based upon, in connection with, or arising out of this Agreement.

         10. Public Disclosure. The Parties agree that public disclosure of this Agreement hereby shall be coordinated by SIMEX, and Probity and the Probity Shareholders shall not directly or indirectly make any such disclosure without the prior written consent of SIMEX.

         11. Counterparts. This Agreement may be executed in any number of copies by the parties to it, in several counterparts, each of which will be deemed an original and all of which taken together will constitute a single instrument. A facsimile signature will have the same force and effect as an original signature.

         12. Authority. Each individual signing this Agreement in a representative capacity for the Party to the Agreement represents and warrants that he has fully authority to execute this Agreement on behalf of the Party and in fact the Parties herein are the Parties or the successor Parties to all agreements being rescinded herein. The execution and delivery of this Agreement has been duly and validly authorized and approved by the SIMEX and the Probity board of directors.

         13. Choice of Law. This Agreement will be enforced governed and construed by and in accordance with the laws of the State of Georgia.

         14. Headings; Interpretation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation hereof. Words such as "herein," "hereof," "hereto," "hereunder" or the like shall refer to this Agreement as a whole. The words "include" or "including" shall be by way of example rather than by limitation. The words "or," "either" or "any" shall not be exclusive. Any pronoun used herein shall include the corresponding masculine, feminine or neuter forms. The parties hereto have participated jointly in the negotiation and drafting hereof; accordingly, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship hereof. In the event any Party to this Agreement brings any legal or equitable action against any other Party to this Agreement to enforce or interpret any provision of this Agreement, the prevailing Party, as determined in the court's discretion, will be entitled to recover costs and attorney fees in the proceeding.

         15. Other Documents. Each Party will, from time to time, at the request of any other Party to this Agreement, execute, knowledge and deliver to the other documents or instruments and take any other actions as may be reasonably required or requested to more effectively carry out the terms of this Agreement.

         16. Amendment. This Agreement may be amended by the agreement of all of the Parties hereto; provided, however, that this Agreement may not be amended except by an instrument in writing signed on behalf of all of the Parties hereto.

                         [Signatures on following page]


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         IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed and delivered by their respective duly authorized officers as of the date first written above.

                                       SIMEX Technologies, Inc.

                                       By: /s/ Kjell I. Jagelid
                                          -------------------------------------
                                       Name:   Kjell I. Jagelid
                                            -----------------------------------
                                       Title:  President & CEO
                                             ----------------------------------

                                       By: /s/ Mike Moye
                                          -------------------------------------
                                       Name:   Mike Moye
                                            -----------------------------------
                                       Title:  Chairman
                                             ----------------------------------


                                       Probity Investigations, Inc.

                                       By: /s/ Gary Todd Redding
                                          -------------------------------------
                                       Name:   Gary Todd Redding
                                            -----------------------------------
                                       Title:  President
                                             ----------------------------------


                                       Probity Shareholders


                                       By: /s/ Gary Todd Redding
                                          -------------------------------------
                                               Gary Todd Redding


                                       Wooju Communications Co., Ltd.

                                       By: /s/ Hyung Tae Kim
                                          -------------------------------------
                                       Name:   Hyung Tae Kim
                                            -----------------------------------
                                       Title:  President
                                             ----------------------------------


                                       Eutopean Enterprises, LLC

                                       By: /s/ Judith E. Demerau
                                          -------------------------------------
                                       Name:   Judith E. Demerau
                                            -----------------------------------
                                       Title:  Authorized Representative
                                             ----------------------------------


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